Exhibit 10.19

FIRST AMENDMENT TO THE

EXECUTIVE SEVERANCE AGREEMENT

This First Amendment to the Executive Severance Agreement (this “Amendment”) is entered into as of June 29, 2006 by and between Plug Power Inc., a Delaware corporation (the “Company”), and Mark A. Sperry, as (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive entered into that certain Executive Severance Agreement as of August 29, 2002 (the “Agreement”).

WHEREAS, the Company and the Executive desire to amend the Agreement.

WHEREAS, all capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, including, without limitation, the Executive’s continued employment by the Company on an at will basis (or such other basis as existed prior to the date hereof) and continued eligibility to receive awards under the Plug Power Inc. 1999 Stock Option and Incentive Plan, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENT

The Agreement is amended as follows:

1.1. Section 2 is amended and restated as follows:

“2. Change in Control. A “Change in Control” shall be deemed to have occurred in any one of the following events:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries, or, subject to the consummation of the transactions described in that certain Stock Purchase Agreement, dated as of April 10, 2006, by and between the Company and Smart Hydrogen Inc., a BVI Business Company (“Smart Hydrogen”), as the same may be amended from time to time (the “Stock Purchase Agreement”), Smart Hydrogen and any Permitted Transferee (as

defined in the Certificate of Designations of Class B Capital Stock attached as Exhibit A to the Stock Purchase Agreement, as the same is filed with the Delaware Secretary of State and may be amended from time to time (the “Class B Certificate of Designations”)), together with all Affiliates and Associates (as such terms are hereinafter defined) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the then outstanding shares of common stock of the Company (the “Stock”) (other than as a result of an acquisition of securities directly from the Company); or

(b) persons who, as of the effective date of the Agreement (the “Effective Date”), constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (i) a vote of at least a majority of the Incumbent Directors or (ii) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c) Upon (A) the consummation of any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, did not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) the completion of a liquidation or dissolution that has been approved by the stockholders of the Company; or

(d) Smart Hydrogen or any Permitted Transferee (as defined in the Class B Certificate of Designations), together with all Affiliates and Associates (as such terms are hereinafter defined) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the then outstanding Stock (other than as a result of an acquisition of securities directly from the Company).

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clauses (a) or (d) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock outstanding, increases the proportionate number of shares of Stock beneficially owned by any person to 25% or more (or 50% or more in the case of clause (d)) of the shares of Stock then outstanding; provided, however, that if any such person shall at any time following such acquisition of securities by the Company become the beneficial owner of any additional shares of Stock (other than pursuant to a stock split, stock dividend, or similar transaction) and such person immediately thereafter is the beneficial owner of 25% or more (or 50% or more in the case of clause (d)) of the shares of Stock then outstanding, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (a) or (d), as applicable.

(e) For purposes of this Agreement, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement; provided, however, that no person who is a director or officer of the Company shall be deemed an Affiliate or an Associate of any other director or officer of the Company solely as a result of his position as director or officer of the Company.”

1.2. All other terms and conditions of the Agreement shall be unchanged and remain in full force and effect.

SECTION 2. MISCELLANEOUS

2.1. Settlement and Arbitration of Disputes. Any controversy or claim arising out of or relating to this Amendment or the breach thereof shall be settled exclusively by arbitration in accordance with the laws of the state of New York by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Albany. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association for commercial arbitrations, except with respect to the selection of arbitrators which shall be as provided in Section 8(d) of the Agreement. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

2.2. Entire Agreement. This Amendment and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede in all respects all prior agreements between the parties concerning such subject matter.

2.3. Amendment. This Amendment may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

2.4. Governing Law. This is a New York contract and shall be construed under and be governed in all respects by the laws of the state of New York.

IN WITNESS WHEREOF, the undersigned executed this Amendment as of the day and year first above written.

COMPANY

Plug Power Inc.

By:	/s/ Roger B. Saillant
Roger B. Saillant
President and Chief Executive Officer

/s/ Mark A. Sperry
Name:	Mark A. Sperry